As filed with the Securities and Exchange Commission on
                                            August 28, 2000
                               Registration No. 333-________

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                              FORM S-3
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       GULFMARK OFFSHORE, INC.
        (Exact Name of Registrant as specified in its charter)

   Delaware                 4499                    76-0526032
(State or other       (Primary Standard          (I.R.S. Employer
jurisdiction of         Industrial               Identification
incorporation or       Classification                 No.)
organization)             Code No.)

                       5 Post Oak Park, Suite 1170
                          Houston, Texas  77027
                            (713) 963-9522
     (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

      Edward A. Guthrie                          Copy to:
Executive Vice President, Finance        W. Garney Griggs, Esq.
 GulfMark Offshore, Inc., Inc.          Griggs & Harrison, P.C.
 5 Post Oak Park, Suite 1170           1301 McKinney, Suite 3200
   Houston, Texas  77027               Houston, Texas  77010-3033
     (713) 963-9522                           (713) 651-0600
         (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. __
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. _x_
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __
     If this Form is a post-effective amendment filed pursuant to Rule 4629(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. __

                  CALCULATION OF REGISTRATION FEE

                                    PROPOSED
TITLE OF EACH                       MAXIMUM      PROPOSED
CLASS OF             AMOUNT         OFFERING     MAXIMUM
SECURITIES           TO BE          PRICE        AGGREGATE        AMOUNT OF
TO BE                REGISTERED     PER          OFFERING         REGISTRATION
REGISTERED           (1)(6)         UNIT(1)      PRICE (1)(6)     FEE
Common Stock(2)
Preferred Stock(3)
Debt Securities(4)   $125,000,000    100%        $125,000,000     $33,000
Warrants(5)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Subject to note (6) below, we are registering an indeterminate number of shares of common stock that we may issue from time to time at indeterminate prices, including shares issuable upon conversion of preferred stock that is convertible into common stock, and including shares issuable upon exercise of warrants.
(3) Subject to note (6) below, we are registering an indeterminate number of shares of preferred stock that we may issue from time to time at indeterminate prices. Shares of preferred stock may be convertible into shares of common stock.
(4) Subject to note (6) below, we are registering an indeterminate amount of debt securities that we may issue from time to time at indeterminate prices.
(5) Subject to note (6) below, we are registering an indeterminate number of warrants that we may issue from time to time at indeterminate prices entitling the holder to purchase shares of common stock.
(6) Represents the principal amount of any debt securities issued at, or at a premium to, their principal amounts, and the issue price rather than the principal amount of any debt securities issued at an original issue discount; the liquidation preference of any preferred stock; the amount computed pursuant to Rule 457(c) for any common stock; the issue price of any warrants; and the exercise price of any warrants; all of which together will not exceed $125,000,000.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

     Subject to Completion - Dated August 28, 2000

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.
WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Prospectus

                           $125,000,000

                        GULFMARK OFFSHORE, INC.

     We may use this prospectus to offer the following securities for sale:

     -  Common stock;

     -  Preferred stock;

     - Debt securities which will rank equally and ratably with our senior debt; and

     -  Warrants to purchase our common stock.

     We will provide the specific terms of the securities we are offering in supplements to this prospectus. A supplement may also update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and any related prospectus supplements carefully before you invest in our securities.

     We may sell securities directly to one or more purchasers or to or through underwriters, dealers or agents. We will identify any underwriters, dealers or agents involved in the sale of securities in the accompanying prospectus.

     Our common stock is traded on the Nasdaq National Market under the symbol "GMRK".

     YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE INVESTING IN OUR SECURITIES.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

      The Prospectus is dated August 28, 2000.

                      ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission using a shelf registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $125,000,000.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to or update other
information contained in this prospectus.   You should read both this
prospectus and the accompanying prospectus supplement, together with additional information described below under the heading "Where You Can Find More Information." This prospectus is preliminary and the information within may be changed when finalized.

                           TABLE OF CONTENTS

                                                        Page
About This Prospectus                                      3
Where you Can Find More Information                        4
The Company                                                5
Forward-Looking Statements                                 5
Risk Factors                                               6
Use of Proceeds                                           12
Ratio of Earnings to Fixed Charges                        12
Description of Common Stock                               12
Description of Preferred Stock                            15
Description of Debt Securities                            16
Description of Warrants                                   26
Plan of Distribution                                      28
Legal Matters                                             30
Experts                                                   30

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE PROSPECTUS.

              WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the public reference rooms at the SEC's offices at the following locations:



   Judiciary Plaza         7 World Trade Center   Northwestern Atrium
   Room 1024               New York, NY 10048     Center
   450 Fifth Street, NW                           500 West Madison St.
   Washington, DC 20549                           Suite 1400
                                                  Chicago, IL 60661

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     We have filed a registration statement and related exhibits on Form S-3 with the SEC under the Securities Act of 1933. The registration statement contains additional information about us and our securities. You may read the registration statement and exhibits without charge at the SEC's public reference rooms, you may access same at the SEC's web site described above, or you may obtain copies from the SEC at prescribed rates.

     The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to other documents on file with the SEC. Some information that we currently have on file is incorporated by reference and is an important part of this prospectus. Some information that we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the following documents that we have filed or may file with the SEC pursuant to the Securities Exchange Act of 1934:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 1999(filed March 29, 2000); and
     -  Current Report on Form 8-K dated April 10, 2000 (filed April 14,
        2000); and
     -  Current Report on Form 8-K dated May 10, 2000 (filed May 10, 2000);
        and
     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2000(filed May 15, 2000); and
     -  Current Report on Form 8-K dated August 7, 2000 (filed August 7,
        2000); and
     -  Current Report on Form 8-K dated August 8, 2000 (filed August 8,
        2000); and
     - Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (filed August 11, 2000); and

     - All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering.

     At your request, we will provide you with a free copy of any of these filings (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing). You may request copies by writing or telephoning us at:

            5 Post Oak Park, Suite 1170
            Houston, Texas  77027-3414
            (713) 963-9522
            Attention:  Edward A. Guthrie

                         THE COMPANY

     We are one of the largest operators of vessels providing marine support and transportation services to the offshore oil and natural gas industry. The services provided by our 50 vessel fleet include:

     - the transportation of drilling materials, supplies and personnel to offshore facilities and to drilling rigs;
     -  the towing of drilling rigs from one location to another;
     - the support for the construction and removal of offshore pipelines and facilities; and
     -  vessel management services for other offshore vessel shipowners.

     We have operations in four of the five major oil and natural gas exploration and development areas of the world:

     - The North Sea, where we operate 16 owned vessels, 2 bareboat chartered vessels and 16 managed vessels;
     -  Southeast Asia, where we operate 12 owned vessels;
     - Brazil, where we operate 2 owned vessels and one bareboat chartered vessel; and
     - West Africa (Equatorial Guinea), where we operate one bareboat chartered vessel.

     We also operate vessels in other regions of the world to meet customer requirements.

     Our principal executive offices are located at 5 Post Oak Park, Suite 1170, Houston, Texas 77027-3414, and our telephone number at that address is
(713) 963-9522.

                      FORWARD-LOOKING STATEMENTS

     Some of the information included in this prospectus and in the documents we have incorporated by reference contains, and any prospectus supplement may contain, "forward-looking statements." Forward-looking statements relate to our future plans, objectives, expectations and intentions and are not based on historical facts. Forward-looking statements may include, among other things, business strategy and expectations concerning industry conditions, market position, future operations, margins, profitability, liquidity and capital resources. You can generally identify these statements by the use of words such as "anticipate", "believe", "estimate", "expect", "intend" or similar expressions.

     These forward-looking statements are based on assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks, many of which are outside our control, including, but not limited to, those discussed under the heading "Risk Factors" below. As a result, our actual results of operations may differ materially from those expressed or implied by any forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date they are made. We will not update or revise any forward-looking statements unless the securities laws require us to do so.

                            RISK FACTORS

     An investment in our securities involves significant risks. You should carefully consider the risk factors described below before deciding whether to invest in our securities. The risks and uncertainties described below are not the only ones we face. You should also carefully read and consider all of the information we have included, or incorporated by reference, in this prospectus, before you decide to invest in our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business.

Our business relies on the oil and natural gas industry.

     Demand for our services depends on activity in offshore oil and natural gas exploration, development and production. The level of exploration, development and production activity is affected by factors such as:

     -  prevailing oil and natural gas prices;
     -  expectations about future prices;
     -  the cost of exploring for, producing and delivering oil and natural gas;
     -  the sale and expiration dates of available offshore
        leases;
     -  demand for petroleum products;
     -  current availability of oil and natural gas resources;
     - the rate of discovery of new oil and natural gas reserves in offshore areas;
     -  local and international political and economic
        conditions;
     -  technological advances; and
     - the ability of oil and natural gas companies to generate or otherwise obtain funds for capital.
                              6

     During recent years, the level of offshore exploration, development and production activity has been volatile. A decline in the worldwide demand for oil and natural gas or prolonged low oil or natural gas prices in the future would likely result in reduced exploration and development of offshore areas and a decline in the demand for offshore marine services. Any such decrease in activity is likely to reduce our day rates and our utilization rates and, therefore, could have a material adverse effect on our financial condition and results of operations.

     An increased supply of offshore support vessels could reduce day rates, utilization rates and operating margins.

     Charter rates for marine support vessels depend in part on the supply of vessels. Excess vessel capacity in the industry may occur in the event of any significant increase in the supply of offshore support vessels, which may result from:

     -  refurbishing vessels that have been taken out of service,
     - converting vessels formerly dedicated to services other than offshore marine services,
     -  constructing new vessels, or
     -  moving vessels from one offshore market area to another.

     During the period 1996 to 1998, construction of vessels of the type operated by us for use in the North Sea has significantly increased. The addition of new capacity to the worldwide offshore marine fleet is likely to increase competition in those markets where we presently operate, which in turn, could reduce day rates, utilization rates and operating margins. If this increased vessel capacity does not result in the retirement of older vessels, and a prolonged period of low oil and natural gas prices occurs in the future, our financial condition and results of operations may be adversely affected.

Government regulation could adversely affect our business.

     We must comply with extensive government regulation in the form of international conventions, federal and state laws and regulations in jurisdictions where our vessels operate and/or are registered. These conventions, laws and regulations govern matters of environmental protection, worker health and safety, and the manning, construction and operation of vessels. We believe that we are in material compliance with all applicable environmental, health and safety laws and regulations. We are not a party to any pending litigation or similar proceeding, and we are not aware of any threatened litigation or proceeding which, if adversely determined, would have a material adverse effect on our financial condition or results of operations. However, the risks of incurring substantial compliance costs, liabilities and penalties for non-compliance are inherent in offshore marine operations. Compliance with environmental, health and safety laws increases our costs of doing business. Additionally, environmental, health and safety laws change frequently. Therefore, we are unable to predict the future costs or other
                              7
future impact of environmental, health and safety laws on our operations. There is no assurance that we can avoid significant costs, liabilities and penalties imposed as a result of governmental regulation in the future.

Operating hazards increase our risk of liability; we may not be able to fully insure against these risks.

     Our operations are subject to various operating hazards and risks, including:

     -  adverse weather conditions,
     -  mechanical failure,
     -  navigation errors,
     -  collision, and
     -  oil and hazardous substance spills.

     These risks present a threat to the safety of personnel and to our vessels, cargo, equipment under tow and other property, as well as the environment. We could be required to suspend our operations or request that others suspend their operations as a result of these hazards. Third parties may have significant claims against us for damages due to personal injury, death, property damage, pollution and loss of business.

     We maintain insurance coverage against the casualty and liability risks
listed above.   We believe our insurance is adequate, and we have never
experienced a loss in excess of policy limits. However, we may not be able to renew or maintain our existing insurance coverage at commercially reasonable rates or at all. Additionally, there is no assurance that our insurance coverage will be adequate to cover future claims that may arise.

We rely on foreign operations.

     During the past five years, we derived substantially all of our revenues from foreign sources. We therefore face risks inherent in conducting business internationally, such as:

     -  legal and governmental regulatory requirements;
     - difficulties and costs of staffing and managing international operations;
     -  language and cultural differences;
     -  potential vessel seizure or nationalization of assets;
     -  import-export quotas or other trade barriers;
     - difficulties in collecting accounts receivable and longer collection periods; political and economic instability;
     -  imposition of currency exchange controls; and
     -  potentially adverse tax consequences.

     In the past, these conditions or events have not materially affected our operations. However, we cannot predict whether any such conditions or events might develop in the future. Also, we organized our subsidiary structure and our operations in part based on certain assumptions about various foreign and
                               8
domestic tax laws, currency exchange requirements, and capital repatriation laws. While we believe our assumptions are correct, there can be no assurance that taxing or other authorities will reach the same conclusion. If our assumptions are incorrect, or if the relevant countries change or modify such laws or the current interpretation of such laws, we may suffer adverse tax and financial consequences, including the reduction of cash flow available to meet required debt service and other obligations. Any of these factors could materially adversely affect our international operations and, consequently, our business, operating results and financial condition.

We are exposed to foreign currency fluctuations.

     We are exposed to currency fluctuations and exchange rate risks as a result of our foreign operations. To minimize the financial impact of these risks, we attempt to match the currency of operating costs with the currency of charter revenue. We occasionally enter into forward foreign exchange contracts to hedge specific foreign currency exposures, but we do not speculate in foreign currencies. Because we conduct a large portion of our operations in foreign currencies, any increase in the value of the U.S. dollar in relation to the value of applicable foreign currencies could adversely affect our operating revenues when translated into U.S. dollars. To date, currency fluctuations have not had a material impact on our financial condition or results of operations.

Our fleet of owned vessels is aging, requiring increasing capital expenditures.

     As of July 31, 2000, the average age of our 30 owned offshore support vessel fleet was approximately 14 years, categorized as follows:

     - the North Sea capable fleet, consisting of 18 vessels with an average age of 10 years; and
     - the standard fleet, consisting of 12 vessels with an average age of 20 years.

     Expenditures required for the repair, certification and maintenance of a vessel typically increase with vessel age. These expenditures may increase to a level at which they are not economically justifiable. We cannot assure you that we will have sufficient resources to maintain our fleet either by extending the economic life of existing vessels through major refurbishment or by acquiring new or used vessels.

Competition could adversely affect our business.

     We operate in a competitive industry. The principal competitive factors in the marine support services industry include:

     - price, service and reputation of vessel operators and crews;
     -  national flag preferences;

     -  operating conditions;
     -  suitability of vessel types;
     -  vessel availability;
     -  technical capabilities of equipment and personnel;
     -  safety and efficiency;
     -  complexity of maintaining logistical support; and
     -  cost of moving equipment from one market to another.

     Many of our competitors have substantially greater resources than we have. Competitive bidding and downward pressures on profits and pricing margins could adversely affect our business, financial condition and results of operations.

We have a significant amount of debt.

     We have significant indebtedness and will require substantial cash flow to meet our debt service requirements. At June 30, 2000, our total indebtedness was approximately $130.2 million. After this offering, we may have increased indebtedness. A high level of indebtedness will affect our future operations in several ways, including the following:

     - A substantial amount of our cash flow from operations is dedicated to the payment of interest on our indebtedness and is not available for other purposes.

     - We may be more vulnerable to general adverse economic and industry conditions than some of our competitors who have less debt, and therefore, we may be at a competitive disadvantage.

     - Covenants in our debt obligations require us to meet certain financial tests and limit our ability to borrow additional funds, make certain capital expenditures, or sell assets.

     - We may experience difficulties in obtaining additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes.

     Our ability to meet our debt obligations will depend on our future performance. To the extent that we are unable to repay our indebtedness as it becomes due or at maturity with cash on hand or from other sources, we will need to refinance our debt, sell assets or repay the debt with the proceeds of an equity offering. There is no assurance that additional indebtedness or equity financing will be available to us in the future for the refinancing or repayment of existing indebtedness, nor can we give any assurance as to the timing of any asset sales or the proceeds that could be realized by us from any such asset sale.

     We have a contingent liability for the operations of our predecessor.

     GulfMark was formed as a spin-off from our predecessor and began separate trading on May 1, 1997. The assets remaining with the predecessor included a domestic erosion control business known as "Ercon" and an investment in the common stock of EVI, Inc. (now known as Weatherford, Inc.). In effecting the spin-off, we agreed to indemnify our predecessor, Weatherford and certain of their affiliates against:

     - liabilities for all past and future claims and litigation against Weatherford or our predecessor stemming from the predecessor's or our offshore marine services operations;

     - liabilities for claims and litigation against Weatherford, our predecessor, or its current or past subsidiaries and affiliates, including Ercon, arising out of acts or omissions prior to May 1, 1997; and

     - any tax liabilities in the event the spin-off and related transactions are determined to be taxable.

     We have established a reserve on our financial statements which we believe is adequate to cover the contingent liabilities that may arise under the indemnity. However, there is no assurance that the reserve is adequate. Any future successor of GulfMark would be required to assume these indemnity obligations, which may have the effect of delaying, deferring or preventing a change of control of GulfMark.

     Control by our affiliates may limit the ability of stockholders to influence the outcome of director elections and other matters requiring stockholder approval.

     As of August 18, 2000, Lehman Brothers Holdings, Inc. beneficially owned approximately 24.88%, and Estabrook Capital Management Inc. beneficially owned approximately 17.62%, of the issued and outstanding shares of our common stock. The Chairman of the Board of Directors and one additional director of GulfMark are employees of Lehman Brothers, Inc., which is an affiliate of Lehman Brothers Holdings, Inc. The ownership and board representation of Lehman Brothers Holdings, Inc. enables it to exercise substantial influence over the election of directors and other corporate matters requiring stockholder or board of directors approval. This concentration of ownership may also have the effect of delaying or preventing a change of control.

We depend on key personnel.

     We depend to a significant extent upon the efforts and abilities of our executive officers and other key management personnel. There is no assurance that these individuals will continue in such capacity for any particular period of time. The loss of the services of one or more of our executive officers or key management personnel could adversely affect our operations.

USE OF PROCEEDS

     Unless we state otherwise in a prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include the repayment of debt, acquisitions, capital expenditures and working capital. We may temporarily invest funds we receive from the sale of the securities that we do not immediately need for these purposes.

RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges for the years indicated below was as follows:

                      Years Ended December 31,                 6 Months Ended
       ----------------------------------------------------    ---------------
       1995        1996        1997        1998        1999     June 30, 2000
       ----        ----        ----        ----        ----    ---------------
       1.1         2.3         3.1         3.5         1.1     (a)

(a) Earnings were insufficient to cover fixed charges and fixed charges exceeded earnings by approximately $0.7 million.

Our ratios of earnings to fixed charges are calculated as follows:

     - "earnings," which consist of consolidated income or loss from continuing operations plus income taxes, minority interest and fixed charges, except capitalized interest; and

     - "fixed charges," which consist of consolidated interest on indebtedness, including capitalized interest, amortization of debt discount and issuance cost, and the estimated portion of rental expense deemed to be equivalent to interest.


                   DESCRIPTION OF COMMON STOCK

General

     Our certificate of incorporation authorizes us to issue up to 15,000,000 shares of common stock, par value $0.01 per share, and up to 2,000,000 shares of preferred stock, without par value. As of August 28, 2000, an aggregate of 8,161,399 shares of common stock and no shares of preferred stock were outstanding. Our common stock is listed on the Nasdaq National Market under the symbol "GMRK."

Voting Rights

     Holders of common stock are entitled to one vote for each share on all matters submitted to a vote of our stockholders. Holders of common stock do not have any cumulative voting rights.

Removal of Directors; Filling Vacancies on Board of Directors; Size of the
Board

     Our directors may be removed, with or without cause, by vote of the holders of a majority of the shares then entitled to vote at an election of directors. Vacancies in a directorship or newly created directorships resulting from an increase in the number of directors may be filled by the vote of a majority of the remaining directors then in office, even though less than a quorum. Any director elected to fill a vacancy on the board serves for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred. The number of directors is fixed from time to time by the board, but shall not be less than 3 nor more than 15 persons.

Special Meetings of the Stockholders

     Our bylaws provide that special meetings of stockholders may be called only by our chairman or by a vote of the majority of our board of directors. Our stockholders do not have the power to call a special meeting.

Dividends

     Subject to any preferences that may be applicable to any then-outstanding shares of preferred stock, holders of common stock are entitled to receive dividends at such times and amounts as may be declared by our board of directors. We do not intend to pay cash dividends on our common stock in the foreseeable future. Certain of our financing arrangements restrict the payment of cash dividends.

Liquidation or Dissolution

     In the event we liquidate, dissolve, or wind up our affairs, prior to any distributions to the holders of our common stock, our creditors and the holders of our preferred stock, if any, will receive any payments to which they are entitled. Subsequent to those payments, the holders of our common stock will share ratably, according to the number of shares held, in our remaining assets, if any.

Other Provisions

     Shares of our of common stock are not redeemable and have no subscription, conversion or preemptive rights.

Transfer Agent and Registrar

     The Transfer Agent and Registrar for our common stock is American Stock Transfer Trust Company.

Provisions of Our Certificate of Incorporation and Bylaws

     We are a Delaware corporation. Certain Delaware laws are designed in part to make it more difficult and time consuming for a person to obtain control of our company. These provisions reduce the vulnerability of our company to an unsolicited takeover proposal. On the other hand, these provisions may have an adverse effect on the ability of stockholders to influence the governance of our company.

     We have summarized certain provisions of our certificate of incorporation and bylaws below, but you should read our certificate of incorporation and bylaws for a more complete description of the rights of holders of our common stock.

Limitation of Directors Liability

     Our certificate of incorporation contains provisions eliminating the personal liability of our directors to us and our stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Delaware law. Under Delaware law and our certificate of incorporation, our directors will not be liable for a breach of his or her duty except for liability for:

     -  a breach of his or her duty of loyalty to us or our stockholders;

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - dividends or stock repurchases or redemptions that are unlawful under Delaware law; and

     - any transaction from which he or she receives an improper personal benefit.

     These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers. In addition, these provisions limit liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws.

     As a result of these provisions in our certificate of incorporation, our stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties. However, our stockholders may obtain injunctive or other equitable relief for these actions. These provisions also reduce the likelihood of derivative litigation against directors that might benefit us.
                              14

Delaware Section 203

     As a Delaware corporation we are subject to Section 203 of the Delaware General Corporation Law. Section 203 imposes a three-year moratorium on the ability of Delaware corporations to engage in a wide range of specified transactions with any "interested stockholder." An interested stockholder includes, among other things, any person other than the corporation and its majority-owned subsidiaries who owns 15% or more of any class or series of stock entitled to vote generally in the election of directors. However, the moratorium will not apply if, among other things, the transaction is approved by:

     - the corporation's board of directors prior to the date the interested stockholder became an interested stockholder; or

     - the holders of two-thirds of the outstanding shares of each class or series of stock entitled to vote generally in the election of directors, not including those shares owned by the interested stockholder.

     We have approved the acquisition by Lehman Brothers Holdings, Inc. of its shares of our common stock. Therefore, Lehman is not subject to the restrictions under Section 203.


                 DESCRIPTION OF PREFERRED STOCK

     Our certificate of incorporation authorizes us to issue, without stockholder approval, up to 2,000,000 shares of preferred stock, without par value. As of the date of this prospectus, we have not issued any preferred stock. Our board of directors may from time to time authorize us to issue one or more series of preferred stock and may fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation values of each of these series.

     Thus, our board of directors could authorize us to issue preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of our common stock or other series of preferred stock. Also, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company.

     The particular terms of any series of preferred stock that we offer with this prospectus will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

     - the designation of the series, which may be by distinguishing number, letter and title;
     -     the number of shares of the series;

     -     the price at which the preferred stock will be issued;
     - the dividend rate, if any, or the method of calculation, including whether dividends shall be cumulative or non-cumulative;
     -     the dates at which dividends, if any, shall be payable;
     -     the redemption rights and price or prices, if any;
     -     the terms and amount of any sinking fund;
     -     the liquidation preference per share;
     -     whether the shares of the series shall be convertible, and if so,
           - the specification of the securities into which such preferred stock is convertible;
           - the conversion price or prices or rate or rates, and any adjustments thereof,
           -  the dates as of which such shares shall be convertible, and
           - all other terms and conditions upon which such conversion may be made;
           - restrictions on the issuance of shares of the same series or of any other class or series;
           -  the voting rights, if any.


                    DESCRIPTION OF DEBT SECURITIES

General

     We may issue debt securities from time to time in one or more series.
The following description, together with any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus and any related indentures. Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities under an indenture dated June 8, 1998, between us and State Street Bank and Trust Company, as trustee. The indenture is an exhibit to the registration statement of which this prospectus is a part.

     We have summarized below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. The summary may not contain all information that is important to you. The indenture and any supplemental indenture have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and any supplemental indenture. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

     We will describe the specific terms of the series of debt securities being offered in the related prospectus supplement. These terms will include some or all of the following:

     -   the designation or title of the debt securities;
     -   any limit on the aggregate principal amount of the debt securities;
     - the percentage of the principal amount at which debt securities will be issued;
     -   the terms relating to the subordination of the debt securities;
     - whether any of the debt securities are to be issuable as a global security and whether global securities are to be issued in temporary global form or permanent global form;
      - the person to whom any interest on the debt security will be payable if other than the person in whose name the debt security is registered on the record date;
      -  the date or dates on which the debt securities will mature;
      -  the rate or rates of interest, if any, that the debt securities will bear, or the method of calculation of the interest rate or rates;
      -  the date or dates from which any interest on the debt securities will accrue, the dates on which any interest will be payable and the record date for any interest payable on any interest payment date;
      - the place or places where payments on the debt securities will be payable;
      - whether we will have the right or obligation to redeem or repurchase any of the debt securities, and the terms applicable to any optional or mandatory redemption or repurchase;
      -  the denominations in which the debt securities will be issuable;
      - any index or formula used to determine the amount of payments on the debt securities;
      - the portion of the principal amount of the debt securities that will be payable if there is an acceleration of the maturity of the debt securities, if that amount is other than the principal amount;
      - the terms of any guarantee of the payment of amounts due on the debt securities;
      - any restrictive covenants for the benefit of the holders of the debt securities;
      -  the events of default with respect to the debt securities; and
      -  any other terms of the debt securities.

Priority of the Debt Securities

     The debt securities will be our general unsecured obligations and will rank pari passu (i.e., equally and ratably) with all of our other senior unsecured and unsubordinated indebtedness. The debt securities will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness. In the event of insolvency, our creditors who are holders of secured indebtedness, as well as some of our general creditors, may recover more, ratably, than the holders of the debt securities.

     With respect to any offering of debt securities, we will describe in the accompanying prospectus supplement or the information incorporated by reference the approximate amount of our outstanding indebtedness as of the end of our most recent fiscal quarter.

Guarantees

     One or more of our subsidiaries, as guarantors, may guarantee our obligations under the debt securities. Any such guarantee will fully and unconditionally guarantee our obligations under the debt securities on a joint and several basis subject to the limitation described in the next paragraph. If we default in payment of the principal of, or premium, if any, or interest on, the debt securities, the guarantors, jointly and severally, will be unconditionally obligated to duly and punctually make such payments. The prospectus supplement for a particular issue of debt securities will describe any subsidiary guarantors and any material terms of the guarantees for such securities.

     Each guarantor's obligations will be limited to the lesser of the following amounts:

     - the aggregate amount of our obligations under the debt securities and the indenture; and

     - the amount, if any, which would not have rendered such guarantor "insolvent" under Federal or New York law, or have left it with unreasonably small capital, at the time it entered into the guarantee.

     Each guarantor that makes a payment or distribution under its guarantee shall be entitled to contribution from each other guarantor in a pro rata amount based on the net assets of each guarantor.

Form and Denominations

     The debt securities will be issued in fully registered form and in denominations of $1,000 and integral multiples thereof, unless otherwise specified in a prospectus supplement.

Transfer and Exchange

     You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

     You may exchange or transfer debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform these tasks ourselves. The entity performing the role of maintaining the list of registered holders is called the "security registrar."

     You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.
                              18

     If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

     If we redeem less than all of the debt securities, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.
Additionally, we may refuse to register transfers or exchanges between a record date and the next succeeding interest payment date.

Redemption

     Unless otherwise provided in the applicable prospectus supplement, we may redeem the debt securities at our option on the terms set forth in the indenture. Upon the occurrence of either a change of control (as defined in the indenture) or certain asset sales for which we have sale proceeds exceeding $10 million which are not timely applied toward repayment of debt or investment in other assets useful to our business, as described in the indenture, we are required to offer to purchase outstanding debt securities, in whole or in part.

Payment and Paying Agents

     Unless otherwise provided in a prospectus supplement, we will pay interest to you on June 1st and December 1st if you are a direct holder listed in the trustee's records at the close of business on May 15th and November 15th, respectively, even if you no longer own the security on the interest due date. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the record date. The most common manner is to adjust the sale price of the debt securities to allocate interest fairly between buyer and seller. This allocated interest amount is called "accrued interest."

     We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. We may also choose to pay interest by mailing checks.

Interest Rates and Discounts

     The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.
                                19

     We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Federal income tax consequences and special considerations that apply to any series will be described in the applicable prospectus supplement.

Global Securities

     We may issue the debt securities in whole or in part in the form of one or more global securities. A global security is a security, typically held by a depositary such as the Depository Trust Company, that represents the beneficial interests of a number of purchasers of such security. We may issue the global securities in either temporary or permanent form. We will deposit global securities with the depositary identified in the prospectus supplement. A global security may be transferred as a whole only as follows:

     -     by the depositary to a nominee of the depositary;
     - by a nominee of the depositary to the depositary or another nominee of the depositary; or
     - by the depositary or any nominee to a successor depositary or any nominee of the successor.

     We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in a prospectus supplement. We expect that the following provisions will generally apply to depositary arrangements.

     After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by such global security to the accounts of persons that have accounts with such depositary ("participants"). The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. If we offer and sell the debt securities directly or through agents, either we or our agents will designate the accounts. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

     We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee as the registered owner of such global security.

     Unless otherwise indicated in the applicable prospectus supplement, owners of beneficial interests in a global security will be entitled to have the debt securities represented by such global security registered in their names and will be entitled to receive physical delivery of such debt securities in definitive form upon the terms set forth in the indenture. The laws of some states require that certain purchasers of securities take physical delivery of the securities. Such laws may impair the ability to transfer beneficial interests in a global security.

     We expect that the depositary or its nominee, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's or its nominee's records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names" and will be the responsibility of such participants.

     If the depositary is at any time unwilling or unable to continue as depositary and we do not appoint a successor depositary within ninety days, we will issue individual debt securities in exchange for such global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities and, in such event, will issue debt securities of such series in exchange for such global security.

     Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. No such person will be liable for any delay by the depositary or any of its participants in identifying the owners of beneficial interests in a global security, and we, the trustee and any paying agent may conclusively rely on instructions from the depositary or its nominee for all purposes.

Covenants

     With respect to each series of debt securities, we will be required to:

     - pay the principal of, and interest and any premium on, the debt securities when due;
     -     maintain a place of payment;
     - deliver certain periodic reports to the holders of the debt securities at the times set forth in the indenture;
     - provide to the trustee within 90 days after the end of each fiscal year a certificate regarding our compliance with the obligations and covenants in the indenture; and
     -     pay any material taxes.

     The indenture for the debt securities contains covenants limiting our ability, or the ability of our subsidiaries, to:

     -     incur additional debt (including guarantees);
     -     make certain payments;
     -     engage in other business activities;
     -     issue other securities;
     -     dispose of assets;
     - enter into certain transactions with our subsidiaries and other affiliates;
     -     incur liens; and
     - enter into certain mergers and consolidations involving us and our subsidiaries.

     Any additional covenants will be described in the applicable prospectus supplement.

     Unless we state otherwise in the applicable prospectus supplement, we will agree not to consolidate with or merge into any individual, corporation, partnership or other entity (each, a "person") or sell, lease, convey, transfer or otherwise dispose of all or substantially all of our assets to any person, or permit any person to consolidate or merge into us or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to us unless:

     - the person formed by or surviving the consolidation or merger (if not us), or to which the sale, lease, conveyance, transfer or other disposition is to be made is a corporation, limited liability company or partnership organized and existing under the laws of the United States or any state or the District of Columbia, and the person assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under any indenture;

     - immediately before and after giving effect to the transaction and treating any debt that becomes an obligation of ours or of any of our subsidiaries as having been incurred by us or our subsidiary at the time of the transaction, no default or event of default shall have occurred and be continuing; and

     - the entity formed by or surviving such transaction (if not us) will have a certain net worth and will be able to incur additional indebtedness under the indenture after giving effect to the transaction.

Events of Default

     Unless we state otherwise in the applicable prospectus supplement, an "event of default" with respect to the debt securities under any indenture means:

     -     our default for 30 days in payment of any interest on the debt securities;
                              22

     - our default in payment of any principal or premium on the debt securities of the series upon maturity or otherwise;

     - our default in the observance of certain covenants as set forth in the indenture;

     - our default, for 30 days after delivery of written notice, in the observance or performance of other covenants;

     -     our default in the payment of our other indebtedness;

     - bankruptcy, insolvency or reorganization events relating to us or our subsidiaries;

     - the entry of a judgment in excess of the amount specified in the indenture or any supplemental indenture against us or such significant subsidiary which is not covered by insurance and not discharged, waived or stayed; or

     - any other event of default included in the indenture or any supplemental indenture and described in the prospectus supplement.

     The consequences of an event of default, and the remedies available under the indenture or any supplemental indenture, will vary depending upon the type of event of default that has occurred.

     Unless we state otherwise in the applicable prospectus supplement, if an event of default with respect to any debt securities has occurred and is continuing, then either the trustee or the holders of at least 25% of the principal amount specified in the indenture or any supplemental indenture of the outstanding debt securities may declare the principal of all the affected debt securities and interest accrued to be due and payable immediately.

     Unless we state otherwise in the applicable prospectus supplement, if an event of default with respect to any debt securities has occurred and is continuing and is due to a bankruptcy, insolvency or reorganization event relating to us, then the principal (or such portion of the principal as is specified in the terms of the debt securities) of and interest accrued on all debt securities then outstanding will become due and payable automatically, without further action by the trustee or the holders.

     Under conditions specified in the indenture and any supplemental indenture, the holders of a majority of the principal amount of the debt securities may annul or waive certain declarations and defaults described above. These holders may not, however, waive a continuing default in payment of principal of (or premium, if any) or interest on the debt securities.

     The indenture provides that subject to the duty of the trustee during a default to act with the required standard of care, the trustee has no obligation to exercise any right or power granted to it under the indenture at the request of holders of debt securities unless the holders have indemnified the trustee. Subject to the provisions in the indenture and any supplemental indenture for the indemnification of the trustee and other limitations specified therein, the holders of a majority in principal amount of the outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities.

     If you hold debt securities, you will not be permitted under the terms of the indenture or any supplemental indenture to institute any action against us in connection with any default (except actions for payment of overdue principal, premium, or interest or other amounts) unless:

     - you have given the trustee written notice of the default and its continuance;

     - holders of not less than 25% in principal amount of the debt securities issued under the indenture have made a written request upon the trustee to institute the action and have offered the trustee reasonable indemnity;

     - the trustee has not instituted the action within 60 days of the request; and

     - during such 60-day period, the trustee has not received directions inconsistent with the written request by the holders of a majority in principal amount of the outstanding debt securities issued under the indenture.

Defeasance Provisions Applicable to The Debt Securities

     Unless otherwise specified in a prospectus supplement, under the indenture or any supplemental indenture, we, at our option,

     - will be discharged from our obligations in respect of the debt securities under the indenture (except for certain obligations relating to the trustee and obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) or

     - need not comply with certain restrictive covenants of the indenture or supplemental indenture,

in each case, if we irrevocably deposit, in trust with the trustee, money or U.S. government obligations which through the payment of interest and principal will provide money sufficient to pay all the principal of, and interest and premium, if any, on, the debt securities on the dates on which such payments are due. We must also specify whether the debt securities are being defeased to maturity or to a particular redemption date.
                               24

     To exercise the above option, no default or event of default shall have occurred or be continuing on the date of such deposit, and such defeasance must not result in a breach of or constitute a default under any material agreement to which we are bound. We also must deliver a certificate stating that the deposit was not made with the intent of preferring holders of the debt securities over our other creditors. In addition, we must deliver to the trustee an opinion of counsel that:

     - the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to the first bullet point above, the opinion will be accompanied by a private letter ruling to that effect from the IRS or a revenue ruling concerning a comparable form of transaction to that effect published by the IRS,

     - after the 91st day following the deposit, the funds will not be subject to the effect of any applicable bankruptcy, insolvency or similar laws, and

     - all conditions precedent relating to the defeasance have been complied with.

Modification and Waiver

     We and the trustee may, without the consent of holders, modify provisions of the indenture for certain purposes, including, among other things, curing ambiguities and maintaining the qualification of the indenture under the Trust Indenture Act. Under the indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities affected by the modification. However, unless indicated otherwise in the applicable prospectus supplement, the provisions of the indenture may not be modified without the consent of each holder of debt securities affected thereby if the modification would:

     - reduce the principal of or change the stated maturity of any such debt securities;

     - waive certain provisions regarding redemption in a manner adverse to the rights of any holder of such debt securities;

     - reduce the rate of or change the time for payment of interest on such debt securities;

     - waive a default in the payment of principal or interest on such debt securities;

     - change the currency in which any of such debt securities are payable;

     - waive a redemption payment with respect to such debt securities (other than as specified in the indenture); or

     - change the provisions of the indenture regarding waiver and amendment.

The Trustee

     We will include information regarding the trustee in the prospectus supplement relating to any series of debt securities. If any event of default shall occur (and be continuing) under the indenture or any supplemental indenture, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will be under no obligation to exercise any of its powers at the request of any of the holders of the debt securities, unless the holders shall have offered the trustee reasonable indemnity against the costs, expenses and liabilities it might incur. The indenture, any supplemental indenture, and the provisions of the Trust Indenture Act incorporated by reference thereby, contain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims or to realize on property received by it in respect of any claims as security or otherwise.


                   DESCRIPTION OF WARRANTS

     We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. The summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

     We may issue warrants to purchase common stock independently or together with other securities. The warrants may be attached to or separate from the other securities. We may issue warrants in one or more series. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will be our agent and will not assume any obligations to any holder or beneficial owner of the warrants.

     The prospectus supplement and the warrant agreement relating to any series of warrants will include specific terms of the warrants. These terms include the following:

     -     the title and aggregate number of warrants;
                              26

     -     the price or prices at which the warrants will be issued;

     - the amount of common stock for which the warrant can be exercised and the price or the manner of determining the price or other consideration to purchase the common stock;

     - the date on which the right to exercise the warrant begins and the date on which the right expires;

     - if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

     - if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each other security;

     - any provision dealing with the date on which the warrants and related securities will be separately transferable;

     -     any mandatory or optional redemption provision;

     -     the identity of the warrant agent; and

     -     any other terms of the warrants.

     The warrants will be represented by certificates. The warrants may be exchanged under the terms outlined in the warrant agreement. We will not charge any service charges for any transfer or exchange of warrant certificates, but we may require payment for tax or other governmental charges in connection with the exchange or transfer. Unless the prospectus supplement states otherwise, until a warrant is exercised, a holder will not be entitled to any payments on or have any rights with respect to the common stock issuable upon exercise of the warrant.

Exercise of Warrants

     To exercise the warrants, the holder must provide the warrant agent with the following:

     -     payment of the exercise price;

     - any required information described on the warrant certificates;

     -     the number of warrants to be exercised;

     -     an executed and completed warrant certificate; and

     -     any other items required by the warrant agreement.

     If a warrant holder exercises only part of the warrants represented by a single certificate, the warrant agent will issue a new warrant certificate for any warrants not exercised. Unless the prospectus supplement states otherwise, no fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable.

     The exercise price and the number of shares of common stock for which each warrant can be exercised will be adjusted upon the occurrence of events described in the warrant agreement, including the issuance of a common stock dividend or a combination, subdivision or reclassification of common stock. Unless the prospectus supplement states otherwise, no adjustment will be required until cumulative adjustments require an adjustment of at least 1%. From time to time, we may reduce the exercise price as may be provided in the warrant agreement.

     Unless the prospectus supplement states otherwise, if we enter into any consolidation, merger, or sale or conveyance of our property as an entirety, the holder of each outstanding warrant will have the right to acquire the kind and amount of shares of stock, other securities, property or cash receivable by a holder of the number of shares of common stock into which the warrants were exercisable immediately prior to the occurrence of the event.

Modification of the Warrant Agreement

     The common stock warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

     -     to cure any ambiguity;

     - to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

     - to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.


                      PLAN OF DISTRIBUTION

     We may sell securities directly to one or more purchasers or to or through underwriters, dealers or agents. The related prospectus supplement will set forth the terms of each offering, including the name or names of any underwriters, the purchase price and proceeds to us from such sale, any underwriting discounts and other items constituting underwriters' compensation, the public offering price and any discounts or concessions allowed, reallowed or paid to dealers, and any securities exchanges on which the securities may be listed.

     We may distribute our securities from time to time in one or more transactions at a fixed price or prices (which may be changed), at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Our prospectus supplement will describe the method of distribution.

     If underwriters are used in the sale, the underwriters may acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Securities may be offered to the public through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters without a syndicate. If an underwriting syndicate is used, the managing underwriter or underwriters will be named in the prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all securities offered if any are purchased. Any public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

     If a dealer is used in an offering of securities, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale. The terms of the transaction will be set forth in a prospectus supplement.

     Commissions payable by us to any agent involved in the offer or sale of securities (or the method by which such commissions may be determined) will be set forth in a prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis.

     If so indicated in the prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to the conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable by us for solicitation of the contracts.

     Dealers and agents named in a prospectus supplement may be deemed to be underwriters of the securities within the meaning of the Securities Act of 1933. Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of business.

     As of the date of this prospectus, only our common stock is traded on the

Nasdaq National Market. Except for our common stock, each security sold using this prospectus will have no established trading market. Any underwriters to whom securities are sold may make a market in the securities, but will not be obligated to do so and may discontinue their market making activities at any time. There can be no assurance that a secondary market will be created for any of the securities that may be sold using this prospectus or that any market created will continue.


                          LEGAL MATTERS

     Griggs & Harrison, P.C., Houston, Texas, will pass upon certain legal matters relating to the validity of the common stock, preferred stock, debt securities and warrants.


                             EXPERTS

     The consolidated financial statements as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999 incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                              PART II

               INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     Estimated expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the issuance and sale of the securities being registered hereby, are as follows:




     Securities Exchange Commission Registration Fee..$    33,000
     *Printing and Engraving Expenses.................     75,000
     *Legal Fees and Expenses.........................    100,000
     *Accounting Fees and Expenses....................     50,000
     *Blue Sky Fees and Expenses......................     10,000
     *Transfer Agent Fees and Expenses................     10,000
     *Miscellaneous...................................     65,000
                                                      -----------
          Total.......................................$   343,000
                                                      ===========

*Estimated.


Item 15.  Indemnification of Directors and Officers.

     General

     Our certificate of incorporation provides that we must indemnify our directors, officers and certain other individuals to the full extent permitted by the Delaware General Corporation Law or other applicable laws. We are permitted to enter into agreements with any such person to provide indemnification greater or different than that provided in our certificate of incorporation or Delaware law.

     Our certificate of incorporation limits the personal liability of our directors to us or our shareholders to the full extent permitted by Delaware law, which currently permits directors to be protected from monetary damages for breach of their fiduciary duty of care. This limitation has no effect on claims arising under the federal securities laws.

     Any Underwriting Agreements to be filed or incorporated by reference with this registration statement may contain reciprocal agreements of indemnity between us and the underwriters as to certain liabilities, including liabilities under the Securities Act of 1933, and may provide for indemnification of our directors and officers in certain circumstances.

     Indemnification and Insurance

     Delaware corporations may indemnify their directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation such as a derivative action) if the individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care applies to actions by or in the right of the corporation, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action, and Delaware law requires court approval before any indemnification where the person seeking indemnification has been found liable to the corporation.

     Our certificate of incorporation provides that we shall indemnify, to the full extent permitted by Delaware law or any other applicable law, each of our current and former directors, officers, employees and certain agents, and each person who, at the request of the board of directors or an officer, serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise. Significant payments by us in settlement of a claim or in satisfaction of a judgment against any of our officers, directors or other indemnified individuals, as required by these provisions and if permitted by Delaware law, could materially reduce our assets.

     We are not aware of any threatened litigation or proceeding which may result in a claim for indemnification, and there is no pending litigation or proceeding involving any of our directors or officers in which indemnification would be required or permitted by our certificate of incorporation or Delaware law.

     Elimination of Liability in Certain Circumstances

     Our certificate of incorporation protects our directors against monetary damages for breach of the duty of care to the full extent permitted by Delaware law. These provisions do not eliminate the directors' duty of care. Under these provisions, neither we nor our shareholders may assert a claim for money damages against a director for certain breaches of fiduciary duty, including claims in connection with possible takeover proposals. In appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief are available under Delaware law. These provisions also do not affect the directors' responsibilities under any other laws, such as the federal securities laws and state and federal environmental laws. These provisions apply to our officers only if they are directors and are acting in their capacity as directors, and do not apply to officers who are not directors.

     Directors will remain subject to liability for the following:

     -  breach of a director's duty of loyalty to us and our stockholders;
     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
     -  transactions from which a director derives improper personal benefit;
        and
     -  unlawful dividends or unlawful stock repurchases or redemptions.

Item 16.  Exhibits.

     (a)     Exhibits

                                                  Incorporated
                                                by Reference from
                                                 the Following
Exhibit No.               Description               Documents:
-----------    ------------------------------   -----------------
1.1            Underwriting Agreement (Common    To be filed by
               Stock, Preferred Stock and/or     amendment or
               Warrants)                         subsequently
                                                 incorporated by
                                                 reference


1.2            Underwriting Agreement(Debt       To be filed by
               Securities)                       amendment or
                                                 subsequently
                                                 incorporated by
                                                 reference


4.1            Certificate of Incorporation      Exhibits 3.1,
               and Bylaws                        3.2 and 3.3 of
                                                 the Form S-4,
                                                 Registration No.
                                                 333-24141, filed
                                                 March 28,1997

4.2            Specimen Certificate for the      Exhibit 4.2 of
               Company's Common Stock, $0.01     the Form S-1
               par value                         Registration
                                                 No. 333-31139,
                                                 filed July 11,
                                                 1997
                             33

4.3            Indenture dated as of July 8,     Exhibit 4.3 of
               1998, among the Company as        the Form S-4,
               Issuer and State Street Bank      Registration No.
               and Trust Company as Trustee,     333-59415, filed
               including a Form of the           July 20, 1998
               Company's 8-3/4% Senior Notes
               due 2008

5.1            Opinion of Griggs & Harrison      Filed herewith
               P.C. as to the legality of the
               securities

12.1 Computation of ratio of earnings Filed herewith to fixed charges

23.1           Consent of Griggs & Harrison,P.C. Included in
                                                 Exhibit 5.1
                                                 filed herewith

23.2           Consent of Arthur Andersen LLP    Filed herewith

24.1           Powers of Attorney                Included on
                                                 Pages II-6
                                                 and II-7

25.1           Statement of Eligibility of       Filed herewith
               Trustee on Form T-1 with respect
               to Debt Securities

     (b)     Financial Statement Schedules

     The following financial statement schedules are included in Part II of the Registration Statement:

                                None

     All other schedules are omitted because they are inapplicable or the requested information is shown in the financial statements or noted therein.


Item 17.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 28, 2000.

                             GULFMARK OFFSHORE, INC.


                             By:   /s/ Edward A. Guthrie
                                ---------------------------------
                                Edward A. Guthrie
                                Executive Vice President, Finance


                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Edward A. Guthrie his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act) which relates to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                   Title                           Date
---------                   -----                           ----


/s/ Bruce A. Streeter
------------------------
Bruce A. Streeter           President and Director          August 28, 2000
                            (Principal Executive Officer)


/s/ Edward A. Guthrie
------------------------
Edward A. Guthrie           Executive Vice President        August 28, 2000
                            (Principal Financial Officer)


/s/ Kevin D. Mitchell
------------------------
Kevin D. Mitchell           Controller                      August 28, 2000
                            (Principal Accounting Officer)


/s/ David J. Butters
------------------------
David J. Butters            Director                        August 28, 2000


/s/ Norman G. Cohen
------------------------
Norman G. Cohen             Director                        August 28, 2000


/s/ Marhsall A. Crowe
------------------------
Marshall A. Crowe           Director                        August 28, 2000


/s/ Louis S. Gimbel, 3rd
------------------------
Louis S. Gimbel, 3rd        Director                        August 28, 2000


/s/ Robert B. Millard
------------------------
Robert B. Millard           Director                        August 28, 2000


                          EXHIBIT INDEX

                                                  Incorporated
                                                by Reference from
                                                 the Following
Exhibit No.               Description               Documents:
-----------    ------------------------------   -----------------
1.1            Underwriting Agreement (Common    To be filed by
               Stock, Preferred Stock and/or     amendment or
               Warrants)                         subsequently
                                                 incorporated by
                                                 reference


1.2            Underwriting Agreement(Debt       To be filed by
               Securities)                       amendment or
                                                 subsequently
                                                 incorporated by
                                                 reference


4.1            Certificate of Incorporation      Exhibits 3.1,
               and Bylaws                        3.2 and 3.3 of
                                                 the Form S-4,
                                                 Registration No.
                                                 333-24141, filed
                                                 March 28,1997

4.2            Specimen Certificate for the      Exhibit 4.2 of
               Company's Common Stock, $0.01     the Form S-1
               par value                         Registration
                                                 No. 333-31139,
                                                 filed July 11,
                                                 1997

4.3            Indenture dated as of July 8,     Exhibit 4.3 of
               1998, among the Company as        the Form S-4,
               Issuer and State Street Bank      Registration No.
               and Trust Company as Trustee,     333-59415, filed
               including a Form of the           July 20, 1998
               Company's 8-3/4% Senior Notes
               due 2008

5.1            Opinion of Griggs & Harrison      Filed herewith
               P.C. as to the legality of the
               securities

12.1 Computation of ratio of earnings Filed herewith to fixed charges

23.1           Consent of Griggs & Harrison,P.C. Included in
                                                 Exhibit 5.1
                                                 filed herewith

23.2           Consent of Arthur Andersen LLP    Filed herewith

24.1           Powers of Attorney                Included on
                                                 Pages II-6
                                                 and II-7

25.1           Statement of Eligibility of       Filed herewith
               Trustee on Form T-1 with respect
               to Debt Securities